SECURED PROMISSORY NOTE

THIS SECURED PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PELDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

No. GNBP 1	U.S.$ __________

Issuance Date: May ___, 2012

GENESIS BIOPHARMA, INC.

SECURED PROMISSORY NOTE DUE June 30, 2012

THIS SECURED PROMISSORY NOTE of Genesis Biopharma, Inc. (the “Company”), issued this ___ day of May, 2012 (the “Issuance Date”), is duly authorized and issued pursuant to that certain Subscription Agreement, dated as of May ___, 2012 between the Company and the Holder (as defined below) (the “Subscription Agreement”) (including all Secured Promissory Notes issued in exchange, transfer or replacement hereof, this “Note”), designated as one of its Secured Promissory Notes Due June 30, 2012, in an aggregate principal amount of U.S. $500,000 (collectively, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to [_________________] (or his or its permitted assigns) the registered holder hereof (the “Holder”), the principal sum of $___,000, on or prior to the Maturity Date, subject to Section 1, and to pay interest on the principal sum outstanding on the Maturity Date or the date of prepayment (whichever is sooner), at the rate of 12% per annum. Interest shall be computed on the basis of a 365-day year and actual days elapsed (depending upon the subscription date). The term “Maturity Date” shall mean the earlier of (i) June 30, 2012, (ii) the date on which the Company has, after the date hereof, raised capital (debt or equity) equal to or greater than $1,500,000 in the aggregate (a “Qualified Offering”), or (iii) a sale and/or merger of the Company. Accrual of interest on this Note shall commence on the Issuance Date and shall continue to accrue until the Maturity Date or the date of prepayment (whichever is sooner). The principal (and all accrued and unpaid interest) of this Note is payable in currency of the United States of America or pursuant to the terms of Section 1 below, or such other manner of payment, at the sole option of the Holder. The notes register shall list the name of the registered Holder (the “Note Register”) and represent the record of ownership and right to receive principal and interest payments on this Note. Interest and principal shall be payable only to the registered Holder as reflected in the Notes Register. The right to receive principal and interest payments under this Note shall be transferable only through an appropriate entry in the Notes Register as provided herein.

1

This Note is subject to the following additional provisions:

1. Prepayment; Exchange Rights and Obligations.

(a) The Company shall have the right to prepay the full amount of principal or accrued interest outstanding under this Note prior to the Maturity Date without the prior written consent of the Holder.

(b) If, prior to the payment of all principal or accrued interest outstanding under this Note, the Company closes a Qualified Offering on or prior to the Maturity Date, then the Note shall become immediately due.

(c) If the Company undertakes a capital raise anytime prior to the Maturity Date of the Note then in that event the Holder of the Note may elect to convert the Note into participation in the capital raise at the same terms and conditions offered to the future investors under the capital raise.

(d) At any time after the Maturity Date, if any amount of principal or accrued interest remains outstanding under this Note, the Holder shall have the right and option (but not the obligation) to exchange any or all then-outstanding amount of principal or accrued interest under this Note in any offering or other sale made by the Company for any shares of Common Stock (or any other equity securities or equity-linked rights or securities whatsoever) (as payment by the participating Holder of the sale price therefore).

(e) The Holder may, at his or its sole option, extend the Maturity Date.

2. Notes. The Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same, but shall not be issuable in denominations less than integral multiples of ten thousand dollars ($10,000). No service charge will be made for such registration of transfer or exchange.

3. Security. This note shall have a parri passu first lien security along with the Company’s current and future senior lenders in all of the Company’s assets that can be pledged. In addition this Note shall further be secured by a pledge of collateral by the Company’s current chief executive officer and president whereby a pledge of all of said officer’s Common Stock and Options has been made to Holder.

4. Transfer. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred, assigned or exchanged provided that such transferee agrees in writing to be bound with respect to the terms of the Subscription Agreement entered into in connection with the issuance of this Note. Any Holder of this Note, by acceptance hereof, agrees to the representations, warranties and covenants herein. Prior to due presentment to the Company for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s Notes Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

2

(a) No Interference. The Company shall not close its books against the transfer of this Note.

(b) Authority. The Company warrants and represents that: (i) it has all requisite corporate power and authority to enter into and perform its obligations under this Note and to issue and deliver the Note to the Holder; (ii) the execution, delivery, and performance by the Company of its obligations under this Note, including the issuance and delivery of the Note to the Holder, have been duly authorized by all necessary corporate action on the part of the Company; and (iii) this Note has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

(c) Governmental Actions. Without limiting the generality of the foregoing, the Company shall obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Note.

5. Conversion/Exchange. At the Holder’s sole discretion the outstanding balance of this Note may be converted into, or exchanged for, securities issued in the Company’s next capital raise on the same terms and conditions as are offered to any future investors.

6. No Impairment. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the manner herein prescribed. This Note and all other Notes now and hereafter issued of similar terms are direct obligations of the Company.

7. Termination. After this Note shall have been fully surrendered in connection with (a) any payment in full of the outstanding principal and interest or (b) any exchange for Common Stock or similar equity rights pursuant to Section 5, this Note shall no longer be deemed to be outstanding and all rights with respect to this Note, including, without limitation, the right to receive interest hereon and the principal hereof, shall forthwith terminate.

8. Costs and Expenses. The Company agrees to pay all costs and expenses, including reasonable attorney’s fees, which may be incurred by the Holder in collecting any amount due under this Note.

9. Events of Default; Remedies. If one or more of the following described “Events of Default” shall occur:

(a) The Company shall default in the payment of principal or interest on this Note; or

(b) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Note or the Subscription Agreement of even date with the original issue date of this Note and such failure shall continue uncured for a period of fifteen (15) business days after notice from Holder of such failure; or

3

(c) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any of its subsidiaries and, if instituted against the Company or any of its subsidiaries shall not be dismissed within forty five (45) business days after such instruction or if the Company or any of its subsidiaries shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any proceeding; or

(d) The Company’s Common Stock shall not be traded on an exchange or quotation system such as the Over the Counter Bulletin Board market; or

(e) Cessation by the Company or any of its subsidiaries of doing business in the ordinary course; or

(f) The Company fails to raise a minimum of $1,500,000 of new capital (debt and/or equity) in the aggregate prior to the Maturity Date.

Then, or at any time thereafter, and in each and every such case, unless such Event or Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder’s sole discretion, the principal (and any accrued interest) amount of this Note shall become immediately due and payable, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law.

10. Lost or Destroyed Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership thereof, and indemnity and bond, if requested, all reasonably satisfactory to the Company.

11. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of laws.

12. Business Day Definition. For purposes hereof, the term “business day” shall mean any day on which banks are generally open for business in the State of California, USA and excluding any Saturday and Sunday.

13. Notices. Any notice, demand or request required or permitted to be given by either the Company or the Holder pursuant to the terms of this Note shall be made in accordance with Section 10 of the Note Subscription Agreement.

14. Waiver. Any waiver by the Company or the Holder hereof of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder hereof to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing and signed by such party against whom such waiver is sought to be enforced.

4

15. Notices of Certain Actions. In case at any time the Company shall propose to:

(a) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or equivalents thereto or make any other distribution; or

(b) issue any rights, warrants or other Common Stock to any holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, debentures, warrants or other Common Stock; or

(c) effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease or conveyance of property (not in the Company’s ordinary course of business); or

(d) effect any liquidation, dissolution or winding-up of the Company;

then, and in any one or more of such cases (a) through (d), the Company shall, subject to any other Sections of this Note, give written notice thereof, by certified mail, postage prepaid, or by facsimile, electronic mail (or similar electronic transmission) to the Holder at the Holder’s address as it shall appear in the Notes Register, mailed at least fifteen (15) days prior to (i) the date as of which the holders of record of shares of securities to be entitled to receive any such dividend, distribution, rights, debentures, warrants or other securities are to be determined or (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up.

16. Unenforceable Provisions. If any provision of this Notice is invalid, illegal or unenforceable, the balance of this Notice shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

17. Restriction on Redemption and Dividends. Until all of the Notes as issued by the Company and outstanding as of the original issue date of this Note (or becoming outstanding after such date, such as the Notes paid with respect to the interest in-kind) have been paid in full, exchanged or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, (A) repurchase, redeem, or declare or pay any cash dividend or distribution on, the Common Stock or (B) distribute any material property or assets of any kind to holders of the Common Stock in respect of the Common Stock.

5

18. Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys’ fees and disbursements.

19. Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

20. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents (as defined in the Subscription Agreement), at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereof duly authorized.

Genesis Biopharma, Inc.

By:
Title:

6